Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Announces

$950 Million Accelerated Share Repurchase

HOUSTON—Nov. 6, 2023—NRG Energy, Inc. (NYSE:NRG) announced today that it has entered into accelerated share repurchase (“ASR”) agreements with multiple dealers to repurchase $950 million of NRG’s common stock.

Under the ASR agreements, NRG will pay $950 million to the dealers and receive shares of NRG’s common stock from each dealer on the specified settlement dates. NRG expects to receive over 80% of the shares to be repurchased during the initial settlement period. The total number of shares purchased by NRG pursuant to the ASR agreements will generally be based on the volume-weighted average prices of NRG’s common stock during the term of each ASR agreement, less a discount. The final settlement of the transactions is expected to occur in the first quarter of 2024.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “outlook,” “believe” and similar terms. Although NRG believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

About NRG

NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice.

Investors:

Brendan Mulhern

Investor.relations@nrg.com

609.524.4767

Media:

Chevalier Gray

Chevalier.gray@nrg.com

832.331.8126